Exhibit 99.1

Heritage Provides Update on Fourth Quarter 2025 Financial Results and Announces Earnings Release Date

Tampa, FL – February 23, 2026: Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a super-regional property and casualty insurance holding company, today provided an update on the Company’s preliminary fourth quarter 2025 financial results and announced its earnings release dates.

Fourth Quarter 2025 Update

The Company expects to deliver fourth quarter 2025 after-tax net income in excess of $60 million, or more than $2.00 per share, and a full year return on equity of more than 45%. These preliminary results are driven by higher year-over-year total revenue while both losses and expenses are lower than the prior year quarter.

Fourth Quarter and Full Year 2025 Earnings Date

Heritage will announce its fourth quarter and full year 2025 financial results before the market opens on Monday March 9, 2026 with a conference call to follow at 9:00 am ET on the same day.

Conference Call Details:

North American Dial-in: 1-888-346-3095

International Dial-in: 1-412-902-4258

Telephone participants should ask to be joined into the Heritage Insurance Holdings Fourth Quarter and Full Year 2025 Earnings Call.

Webcast:

A live audio webcast of the earnings call will be available in the investors section of the company’s website. The call will be archived and available for replay.

Financial information, including material announcements about Heritage, is routinely posted on investors.heritagepci.com.

About Heritage

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company. Through its insurance subsidiaries and a large network of experienced agents, the Company writes approximately $1.4 billion of gross personal and commercial residential premium across its multi-state footprint covering the northeast, southeast, Hawaii and California excess and surplus lines. As a catastrophe focused property insurer, our personnel have devoted efforts to policyholders impacted by wildfires, hurricanes, winter storms, and severe convective storms.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements including statements relating to certain preliminary fourth quarter 2025 financial estimates. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation, the risk that additional information from the Company or the Company’s independent registered accounting firm results in changes to the preliminary estimated financial results presented in this press release, and other risks described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 13, 2025, and subsequent filings. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise except as required by law.

The preliminary, unaudited financial estimates contained in this press release are based on information available to management as of the date of this press release, remain subject to the completion of normal year-end accounting procedures and adjustments, and are subject to change. Our independent registered public accounting firm has not completed its review of our results for the quarter or year ended December 31, 2025. During the course of the preparation of our consolidated financial statements and related notes, and completion of our financial close and procedures for the year ended, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the year ended December 31, 2025 are finalized. We undertake no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release.

Investor Contact:

Kirk Lusk

Chief Financial Officer

investors@heritagepci.com